  EXHIBIT 99.1

Fuego Enterprises, Inc. Reports
2017 and 2018 Full Year Financial Results

Full Year 2018 Highlights:
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Revenue increased 46.7% to $19.2 million
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Gross Profit increased 16.8% to $2.2 million
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Net Income of $396,305
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Provided over 100,000 travel visas to American citizens traveling to Cuba
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Invested $326,616 in new projects

Full Year 2017 Highlights:
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Revenue of $13.1 million
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Gross Profit of $1.9 million
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Net income of $619,612
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Invested $730,834 in new projects

MIAMI, October 11, 2019 – Fuego Enterprises, Inc. (OTC: FUGI) (the “Company” or “Fuego”) is a diversified holding company that focuses on strategic partnerships and joint venture opportunities in developing and emerging markets. Fuego also makes direct equity investments in a wide range of industries and today reports its financial results for the years ended December 31, 2017 and 2018.

Hugo Cancio, President and Chief Executive Officer of Fuego, said “Fuego’s strong financial growth in 2018 demonstrates our unique expertise in operating in developing and emerging markets; by leveraging our global network of relationships and our experienced operators, we entered new markets in Europe and Asia, and made significant development progress in our existing projects. Going forward, we have our sights on navigating risk and volatility to find the best long-term growth opportunities globally, and seek to capitalize on current global economic and business conditions by making investments in small-sized operating companies. As we look to further diversify our operations, we will continue to make opportunistic equity investments in industries where we have operational experience and established networks, and will seek joint venture and strategic partnership opportunities.”

Additionally, the Company announces that it will change its annual financial reporting period from a fiscal year end of May 31 to a calendar year end of December 31.

Interested investors and shareholders can find quotes, market information, and financial reports for Fuego Enterprises, Inc., which are filed with the OTC Markets, at http://www.otcmarkets.com/stock/FUGI/quote.

FULL YEAR RESULTS

Revenue

Revenue for the years ended December 31, 2017 and 2018 was $13,076,812 and $19,180,022, respectively. The revenue increase of 46.7% or $6,103,210 during 2018 compared to 2017 was a direct result of increased tourist travel to Cuba from the U.S.

Gross Profit

Gross profit for the years ended December 31, 2017 and 2018 was $1,875,789 and $2,190,439, respectively. Gross margin for the year ended December 31, 2018 was 11.4%, which represents a decrease of 2.9% compared to gross margin of 14.3% for year ended December 31, 2017. This decrease in gross margin was primarily due to an increase in sales of lower margin services such as travel visas. In general, the Company believes gross margins will remain under downward pressure due to a variety of factors, including competition and the sale of travel-related products and services that inherently have low gross profit margins.

Selling, General, and Administrative Expense

Total selling, general, and administrative expense was $1,794,135 in 2018, compared to $1,256,177 in 2017. The year-over-year growth in selling, general, and administrative expense in 2018 of 42.8% or $537,958 was driven primarily by increases in headcount-related expenses, consulting services, and bank fees.

Net Income

Net income for the years ended December 31, 2017 and 2018 was $619,612 and $396,305, respectively. There is no income tax provision for the twelve months ended December 31, 2017 and 2018 due to net operating losses for which there is no benefit currently available.

Results

	For the Years Ended December 31,
	2017	2018	Change	%
Revenue	$13,076,812	$19,180,022	$6,103,210	46.7%
Cost of Revenue	11,201,023	16,989,582	5,788,559	51.7%
Gross Profit	1,875,789	2,190,439	314,651	16.8%
Operating Expenses	1,256,177	1,794,135	537,958	42.8%
Net Income	$619,612	$396,305	$(223,307)	-36.0%

Liquidity

The Company’s cash totaled $616,541 and $471,945 at December 31, 2017 and 2018, respectively.

During 2018, Fuego generated $477,915 of cash from operating activities. Cash used by investing activities of $816,616 consisted of (1) the purchase of an office condominium for $490,000, and (2) investment in new projects totaling $326,616. Cash provided by financing activities totaled $194,106, which included a mortgage for the purchase of an office condominium for $358,697, and was offset by (1) the repayment of a $80,900 note issued to the Company by a related party, and (2) a note from the Company to a related party for $83,691.

During 2017, Fuego generated $550,362 of cash from operating activities. Cash used by investment activities totaled $730,834, which consisted of investment in new projects. Cash provided by financing activities of $80,900 was related to proceeds from a note issued to the Company by a related party.

Results

	As of December 31,
	2017	2018
Assets
Current Assets	$698,720	$521,142
Furniture and Property, net	10,204	486,576
Investments	736,834	1,063,451
Other Assets	6,319	83,691
Total Assets	$1,452,077	$2,154,859

Liabilities and Stockholders' Equity

Liabilities
Current Liabilities	$-	$10,180
Mortgage Payable	-	358,697
Other Liabilities	80,900	-
Total Liabilities	80,900	368,878

Stockholders' Equity	1,371,177	1,785,982

Total Liabilities and Stockholders' Equity	$1,452,077	$2,154,859

Activities

As Fuego develops its commercial activities by leveraging its management’s know-how and global relationships, the Company continues to expand its brand and global reach.

Fuego is actively involved in the following sectors through its subsidiaries and affiliates:
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Travel & Hospitality: Full-service travel agency to worldwide destinations and hospitality operations through OnCuba Travel, LLC.
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Media & Entertainment: Print and digital magazines and online news portal through OnCubaNews.com, OnCuba Travel Magazine, and Art OnCuba Magazine.
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Consumer Products & Promotional Goods: Contract manufacturing and global distribution of consumer goods through OCG, LLC.
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Data Analytics: Independent provider of economic and consumer behavior data in Cuba through IslaData, LLC.
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E-Commerce: Online marketplace for the sale of Cuban products through Katapulk Marketplace, LLC.

Outlook

Fuego is currently seeking strategic partnerships and joint venture opportunities, as well as direct equity investments in the following industries, with a focus on developing and emerging markets:
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Travel & Hospitality, including real estate;
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Media & Entertainment;
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Consumer Products & Promotional Goods;
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Software & Technology;
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Infrastructure & Telecommunications; and,
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E-Commerce & Big Data Solutions.

All interested parties and potential opportunities are invited to contact the Company below:

Ariel Machado
Vice President & COO, Fuego Enterprises, Inc.
Ariel.Machado@FuegoEnterprisesInc.com
+1 (305) 602-0219 Office

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More about Fuego Enterprises, Inc.

Fuego Enterprises, Inc. is a diversified holding company for business opportunities in developing and emerging markets. Fuego makes direct equity investments, launches new business initiatives, and seeks strategic partnerships and joint venture opportunities in the following industries: Travel & Hospitality, including real estate; Consumer Products & Promotional Goods; Software & Technology; Media & Entertainment; Infrastructure & Telecommunications; and, E-Commerce & Big Data Solutions. For more information, please visit www.FuegoEnterprisesInc.com.

More about OnCuba Travel, LLC

OnCuba Travel LLC (“OCT”) is an IATAN-certified full-service global travel agency based in Miami, Florida, benefitting from relationships with airlines, hotel chains, and cruise lines around the world. OCT offers comprehensive travel programs to Cuba as a full-service agency with direct investments and active management of hospitality properties in Cuba. For more information, please visit www.OnCubaTravel.com.

More about OnCuba News

OnCuba News is among the most read media platforms covering Cuba, in the world, with over 100 journalists and contributors providing daily coverage on the Cuban economy, sports, culture, art, food, health, fashion, and more, on a global level. Armed with on-the-ground intelligence from its journalists and collaborators, the OnCubaNews.com website reaches more than 600,000 readers per month. Fuego’s media division maintains a permanent news media bureau in Havana, Cuba. For more information, please visit www.OnCubaNews.com.

More about OnCuba Travel Magazine and Art OnCuba Magazine

OnCuba Travel Magazine and Art OnCuba Magazine are the only magazines with cross-border publishing and distribution on both sides of the Florida Straits: Havana and Miami. OnCuba Travel Magazine offers a glimpse of Cuban culture and the Cuban people, featuring original content and photography, and packed in an easy-to-read format with cutting-edge design. For more information, please visit and www.OnCubaTravel.com/magazines. Art OnCuba Magazine is a benchmark of Cuban visual arts production, and brings together everything related to artists, galleries, art centers, museums, collections, foundations, and universities. For more information, please visit www.ArtOnCuba.com.

More about OCG, LLC

OCG, LLC (“OCG”) is a wholly-owned subsidiary of Fuego that licenses, produces, and distributes consumer products around the world. OCG provides handcrafted souvenirs, destination-unique promotional products, and made-to-order goods as a full-service supplier of reliable, high-quality, and low-cost consumer items. Examples include coffee mugs, ashtrays, t-shirts, postcards, and more. OCG is led by an experienced executive in international trade, logistics/fulfillment, pricing strategy, contract manufacturing, and sales/marketing. OCG has agreements with the leading global travel retailers (duty free stores, cruise lines, etc.), and has ongoing operations in the U.S., Asia, Europe, and the Caribbean. For more information, please visit www.FuegoEnterprisesInc.com.

More about IslaData, LLC

IslaData LLC (“IslaData”) is an independent, non-governmental provider of data mining, predictive analytics, and text mining in the Cuban market. Headquartered in Havana, Cuba, IslaData has been independently collecting data and processing information on Cuban user behavior over the past six years from a wide range of sources, in an effort to determine trends and predict outcomes in specific Cuban market segments. For more information, please visit www.IslaData.com.

More about Katapulk Marketplace, LLC

Katapulk Marketplace, LLC (“Katapulk”) is an online marketplace and community for the sale of Cuban-made and Cuban-themed products globally. Katapulk’s primary target markets are the U.S. and China. Katapulk employs a team of experts and enthusiasts who hand-pick its products, and also works with several designers and artisans who serve as guest curators of the marketplace’s collections. Katapulk receives every item directly from the creators, artisans, designers, and private manufacturers in Cuba, and guarantees the authenticity of every product it sells. For more information, please visit www.katapulk.com.

Safe Harbor Statement

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Enterprises, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Forward-Looking Statements

The information in this press release contains forward-looking statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical fact made in this press release are forward-looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Fuego’s actual results may differ significantly from management’s expectations.

Unless otherwise indicated, information in this press release concerning economic conditions and Fuego’s industry is based on information from independent industry analysts and publications, as well as Fuego’s estimates. Except where otherwise noted, Fuego’s estimates are derived from publicly-available information released by third-party sources, as well as data from Fuego’s internal research, and are based on such data and Fuego’s knowledge of its industry, which Fuego believes to be reasonable. None of the independent industry publication market data cited in this report was prepared on Fuego’s behalf. The markets for Fuego’s products may not grow at the rate projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on Fuego’s business and the market price of Fuego’s securities. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. Therefore, prospective investors are cautioned that there can be no assurance that the forward-looking statements included in this press release will prove to be accurate and, accordingly, should not place undue reliance on such statements. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Fuego or any other person that the Company’s objectives and plans will be achieved in any specified time frame, if at all. Fuego does not undertake any obligation to update any such statements for any reason, even if new information becomes available or other events occur.